UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 15, 2007

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage, Abilene, KS	67410-2832

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(785) 263-3350

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On June 11, 2007, Duckwall-ALCO Stores, Inc. (the "Company") was notified by Jeffrey J. Macke that he was resigning as a member of the Company's Board of Directors, effective as of June 11, 2007.

(d)     On June 11, 2007, the Company's Board of Directors appointed Patrick G. Doherty as a member of the Company's Board of Directors, filling the vacancy caused by Mr. Macke's resignation. In addition, Mr. Doherty was appointed to the Compensation Committee of the Company's Board of Directors.

There is no arrangement or understanding between Mr. Doherty and any other persons or entities pursuant to which Mr. Doherty was appointed as a member of the Company's Board of Directors. Since January 30, 2006, neither Mr. Doherty nor any immediate family member of Mr. Doherty has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a). Mr. Doherty is an independent director.

Upon his appointment to the Company's Board of Directors, Mr. Doherty became entitled to the Company's $24,000 annual non-employee director retainer fee, paid in the amount of $6,000 per quarter, and the Company's $1,750 annual compensation committee retainer fee, paid in the amount of $437.50 per quarter. Mr. Doherty also will receive reimbursement for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. In addition, Mr. Doherty received options to purchase 15,000 shares of the Company's Common Stock, under the Company's Non-Qualified Stock Option Plan for Non Management Directors ("Director Plan"), at an exercise price of $ 38.74 per share, equal to the fair market value of the Company's Common Stock on the date of grant. Mr. Doherty's options vest over a period of four years, commencing on June 11, 2008, in four equal installments. The options will terminate on June 10, 2012, subject to earlier termination or expiration in accordance with the terms of the Director Plan. Mr. Doherty will participate in the Company's compensation and benefit programs on the same basis as the Company's other non-employee directors. Information regarding the Company's annual non-employee director retainer fee, and the Company's other compensation and benefit programs for non-employee directors is set forth in the Company's proxy statement dated May 2, 2007.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued on June 12, 2007 by the Company.

Item 9.01. Exhibits.

(d) Exhibits

99.1 Press Release dated June 12, 2007: Duckwall-Alco Announces Changes to its Board of Directors dated June 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               DUCKWALL-ALCO STORES, INC.

Date: June 15, 2007              /s/ Charles Bogan
                     Charles Bogan
                         Vice President & Secretary